[EXECUTION COPY]

AMENDMENT NO. 1 TO
NORTHEAST UTILITIES GUARANTY

	This AMENDMENT NO. 1, dated as of November 30, 1998, is made by and among NORTHEAST UTILITIES, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts (the "Guarantor"), the Participating Banks (the "Participating Banks") parties to the Reimbursement Agreement (as defined below), The First National Bank of Chicago, as issuing bank (together with its successors and assigns in such capacity, the "Issuing Bank") under the Reimbursement Agreement, and Union Bank of California, N.A. ("Union Bank"), as administrative agent (together with its successors and assigns in such capacity, the "Administrative Agent") for the Participating Banks and the Issuing Bank.

PRELIMINARY STATEMENTS:

	(1)	The Guarantor has entered into a Guaranty in favor of the
Participating Banks, the Issuing Bank, and the Administrative Agent, dated as of November 30, 1998 (the "Guaranty").

	(2)	The Administrative Agent, the Issuing Bank, The First National Bank
of Chicago, as Documentation Agent, Barclays Bank PLC, as Syndication Agent,
and the Participating Banks have entered into a Letter of Credit and
Reimbursement Agreement, dated as of November 30, 1998 (the "Reimbursement
Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), with Select Energy, Inc., a corporation organized and existing under the laws of the State of Connecticut (the
"Account Party").  It was a condition precedent to the issuance of the Letter of Credit pursuant to the Reimbursement Agreement that the Guarantor, the owner of 100% of the issued and outstanding shares of capital stock of the
Account Party, shall have executed and delivered the Guaranty.

	(3)	The Guarantor, the Participating Banks, the Issuing Bank, and the
Administrative Agent have agreed to amend the Guaranty to (a) adjust the common equity ratio in Section 9(a) of the Guaranty and the interest coverage ratio in Section 9(b) of the Guaranty, in order to conform with covenants regarding the same in the Credit Agreement, dated as of November 21, 1996, among the Guarantor, The Connecticut Light and Power Company, Western Massachusetts Electric Company, the "Co-Agents" and "Lenders" named therein, and Citibank, N.A., as "Administrative Agent" thereunder; as amended, modified or supplemented, and (b) change the term "Majority Banks" where it appears in the Guaranty to "Required Banks", in order to conform with the Reimbursement Agreement.

	NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

	SECTION 1. Amendments to Guaranty. The Guaranty is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

	(a)	Section 9(a) is amended in its entirety to read as follows:

		"(a)	Common Equity Ratio.  Maintain at all times a ratio of Common
Equity to Total Capitalization of not less than 0.31 to 1.0."

	(b)	Section 9(b) is amended in its entirety to read as follows:

		"(b)	Interest Coverage Ratio.  Maintain a ratio of Consolidated
Operating Income to Consolidated Interest Expense of not less than 2.00 to
1.0 as of the end of each Fiscal Quarter."

	(c)	The term "Majority Banks" where it appears in Sections 6, 7, 8, 9,
10, and 11 is deleted and the term "Required Banks" is substituted therefor.

	SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Guarantor, the Administrative Agent, the Issuing Bank, and the Required Banks.

	SECTION 3. Representations and Warranties of the Guarantor. The Guarantor represents and warrants as follows:

	(a)	The execution, delivery, and performance by the Guarantor of this
Amendment, and the performance by the Guarantor of the Guaranty, as amended by this Amendment, (i) are within the Guarantor's powers, (ii) have been duly authorized by all necessary action and (iii) do not and will not (A) require any consent or approval on the part of the Guarantor, (B) violate any provision of the declaration of trust of the Guarantor or of law, (C) violate any legal restriction binding on or affecting the Guarantor, (D) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected, or (E) result in or require the creation of any Lien upon or with respect to any of its properties.

	(b)	No Governmental Approval is required for the due execution,
delivery, and performance by the Guarantor of this Amendment.

	(c)	This Amendment and the Guaranty, as amended by this Amendment, are the legal, valid, and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms; subject to the qualification, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law). This Amendment has been duly executed and delivered on behalf of the Guarantor.

	(d)	The representations and warranties of the Guarantor set forth in
Section 6 of the Guaranty are true and correct on and as of the date hereof, as though made on and as of such date.

	(e)	No event has occurred and is continuing that constitutes an
Unmatured Default or an Event of Default.

	SECTION 4. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Guaranty to "this Guaranty", "hereunder", "hereof" or words of like import referring to the Guaranty, and each reference in the other Loan
Documents to "the Guaranty", "thereunder", "thereof" or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as amended hereby.

	(b)	Except as specifically amended above, the Guaranty and all other
Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

	(c)	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of any Participating Bank, the Issuing Bank, or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

	SECTION 5. Cost, Expenses, and Taxes. The Guarantor agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, and administration of this Amendment and any other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent) in accordance with the terms of Section 9.5 of the Reimbursement Agreement.

	SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

	SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

	SECTION 8. Limitation of Liability. No shareholder or trustee of the Guarantor shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Amendment, and this Amendment shall not be enforceable against any such trustee in their or his or her individual capacities or capacity and this Amendment shall be enforceable against the trustees of the Guarantor only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Amendment and relating to the Guarantor, its shareholders or trustees shall look solely to the trust estate of the Guarantor for the payment or satisfaction thereof.

	IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


NORTHEAST UTILITIES



By/s/	Randy A. Shoop
Name:	Randy A. Shoop
Title:	Assistant Treasurer - Finance

UNION BANK OF CALIFORNIA, N.A., as
Administrative Agent



By/s/ John M. Edmonston
Name: John M. Edmonston
Title:  Senior Vice President


THE FIRST NATIONAL BANK OF CHICAGO,
as Issuing Bank


By/s/ Kenneth J. Bauer
Name: Kenneth J. Bauer
Title: Vice President


Participating Banks:

UNION BANK OF CALIFORNIA, N.A.


By/s/ John M. Edmonston
Name: John M. Edmonston
Title:Senior Vice President


THE FIRST NATIONAL BANK OF CHICAGO


By/s/ Kenneth J. Bauer
Name: Kenneth J. Bauer
Title: Vice President


BARCLAYS BANK PLC


By/s/Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director